Exhibit 23

                                LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION


               Consent of Independent Certified Public Accountants



         We consent to the reference to our firm , under the caption "Experts" in this Registration Statement on Form S-8 dated on August 23, pertaining to the Plan for Consulting Services of DUCT Utility & Construction, Inc. (formerly Procare Industries, Ltd.) and to the incorporation by reference therein of our report dated March 25, 2001, with respect to the financial statements of DUCT Utility & Construction, Inc. (formerly Procare Industries, Ltd.) as of December 31, 2000 and for the year then ended included in the Form 10-KSB filed on April 10, 2001 with the Securities and Exchange Commission.



                                                   /s/ Robison, Hill & Co.
                                                   ----------------------------
                                                   Certified Public Accountants

Salt Lake City, Utah
August 23, 2001